UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE, Suite 210

Atlanta, Georgia 30328

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

Amendment to Master Servicing Rights Purchase Agreement and Sale Supplements

On April 6, 2015, Ocwen Loan Servicing, LLC (“Ocwen”) entered into Amendment No. 2 to Master Servicing Rights Purchase Agreement and Sale Supplements (the “Amendment”) with HLSS Holdings, LLC (“Holdings”), Home Loan Servicing Solutions, Ltd. (“HLSS”) and MSR-EBO Acquisition LLC (“Buyer” and, together with Holdings and HLSS, the “HLSS Parties”), which Amendment is effective upon the consummation and closing of the purchase by the Buyer, directly and through HLSS Advances Acquisition Corp., of substantially all of the assets of HLSS. The Amendment revised terms of (i) the Master Servicing Rights Purchase Agreement, dated as of October 1, 2012, as amended by Amendment No. 1 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of December 26, 2012 (as so amended, the “MSR Purchase Agreement”) and (ii) certain sale supplements to the MSR Purchase Agreement (as heretofore amended, supplemented and modified from time to time, the “Sale Supplements” and, together with the MSR Purchase Agreement, the “Original Agreements”). In consideration of Ocwen’s consent to the assignment by HLSS to the Buyer of all HLSS’s right, title and interest in, to and under the Original Agreements, the Amendment will, among other things:

•	extend the term during which Ocwen is, subject to the provisions of the amended Original Agreements, entitled to be the named servicer on loans for which Rights to MSRs have been sold to HLSS (along with the associated economic benefits) for two additional years or until April 30, 2020, whichever is earlier, which would depend on the sale date for the applicable Rights to MSRs (existing terms ranged from February 2018 through October 2019 prior to the Amendment);
•	provide that such extension will not apply with respect to any servicing agreement that, as of the date that it was scheduled to terminate under the Original Agreements, is affected by an uncured Termination Event (as defined in the Sale Supplements) due to a downgrade of Ocwen’s servicer rating to “Below Average” or lower by S&P or to “SQ4” or lower by Moody’s;
•	provide that the parties will commence negotiating in good faith for an extension of the contract term and the servicing fees payable to Ocwen no later than six months prior to the end of the applicable term as extended pursuant to the Amendment; and
•	impose a two year standstill (until April 6, 2017 and subject to certain conditions) on the rights of the HLSS Parties to replace Ocwen as named servicer.

The Amendment also provides that Ocwen will sell to HLSS, on an exclusive and “as is” basis, all economic beneficial rights to the clean-up call rights Ocwen is entitled to pursuant to servicing agreements that underlie Rights to MSRs owned by HLSS, for a payment upon exercise of 0.50% of the unpaid principal balance of all performing mortgage loans (mortgage loans that are current or thirty days or less delinquent) associated with the applicable clean up-call.

In the event there is a future downgrade of Ocwen's S&P servicer rating below its current rating of "Average," Ocwen has also agreed to compensate Holdings for certain increased costs associated with its servicing advance financing facilities, including increased costs of funding, to the extent such costs are the direct result of such downgrade. The Amendment provides that any such compensation, if required, shall not exceed $3.0 million for any calendar month or $36.0 million in the aggregate. In such an event, Holdings has agreed to use commercially reasonable efforts to assist Ocwen in curing any potential cost increases by obtaining amendments to the relevant financing agreements.

This description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On March 31, 2015, Ocwen closed on its previously announced sale of mortgage servicing rights on a portfolio of performing Freddie Mac loans with an unpaid principal balance of approximately $9.8 billion to Nationstar Mortgage LLC. Ocwen also paid down approximately $74 million of its senior secured term loan.

Ocwen Financial Corporation (the "Company") expects that it will continue to need additional time to file its Form 10-K for the year ended December 31, 2014. Among other things, it requires additional time to prepare information related to its ability to operate as a going concern and to provide such information to the auditors for the purposes of their audit of the Company's financial statements for the year ended December 31, 2014.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen's reports and filings with the SEC, including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on August 18, 2014) and its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (filed with the SEC on October 31, 2014). Anyone wishing to understand Ocwen's business should review its SEC filings. Ocwen's forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Master Servicing Rights Purchase Agreement and Sale Supplements, dated as of April 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: April 6, 2015	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)